Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Calumet Specialty Products Partners, L.P. (the “Partnership”) on Form 10-Q for the quarter ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Todd Borgmann, Chief Executive Officer of Calumet GP, LLC, the general partner of the Partnership (the “General Partner”), and David Lunin, Executive Vice President and Chief Financial Officer of Calumet GP, LLC, each certify that to his knowledge:

(a)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

May 10, 2024	/s/ Todd Borgmann
Todd Borgmann
Chief Executive Officer of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P.
(Principal Executive Officer)

May 10, 2024	/s/ David Lunin
David Lunin
Executive Vice President and Chief Financial Officer of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P.
(Principal Financial Officer)